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                                                                   Exhibit 10.33

     This THIRD AMENDMENT OF LEASE is made as of the 17th day of February, 2000 between MEADOWLANDS ASSOCIATES, a New Jersey limited partnership, ("Landlord") having an address at PW/MS Management Co., Inc., c/o Gale & Wentworth, LLC, Park Avenue at Morris County, 200 Campus Drive, Suite 200, Florham Park, New Jersey 07932-1007 and MOVADO GROUP, INC., a New York corporation, having an office at 125 Chubb Avenue, Lyndhurst, New Jersey 07071 (hereinafter called "Tenant").

                                  WITNESSETH:

     WHEREAS:

     A. Landlord and North American Watch Corporation, predecessor-in-interest to Tenant, heretofore entered into a certain lease dated as of October 31, 1986, as amended by a certain first amendment of lease dated as of May 31, 1994 ("First Amendment") and a certain second amendment of lease dated as of December 23, 1998 ("Second Amendment") (said lease as it was or may hereafter be amended is hereinafter called the "Lease") with respect to (i) the entire rentable square foot area of the fourth (4th) floor and (ii) a portion of the rentable square foot area of the fifth (5th) floor (collectively, "Demised Premises") of the building known as and located at 125 Chubb Avenue, Lyndhurst, New Jersey ("Building"); and

     B. Tenant is desirous of extending by nineteen (19) months the term for
(i) the 10,363 rentable square foot Additional Space (defined in WHEREAS clause
B. of the First Amendment) on the fifth (5th) floor of the Building and (ii) the 17,862 rentable square foot Expansion Space (defined in WHEREAS clause B. of the Second Amendment) on the fifth (5th) floor of the Building; and

     C. The parties hereto desire to further modify the Lease

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in certain other respects.

     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto modify the Lease as follows:

     1. DEFINED TERMS. Except as specifically provided otherwise in this Third Amendment of Lease, all defined terms contained in this Third Amendment of Lease shall, for the purposes hereof, have the same meaning ascribed to them in the Lease.

     2. CONDITION OF ADDITIONAL SPACE AND EXPANSION SPACE. As of May 31, 2000, Tenant shall be deemed to have accepted both the Additional Space and the Expansion Space in their then "as is" physical condition and state of repair, except for (i) any damage caused by Landlord, (ii) any damage that Landlord is otherwise expressly required to repair under the Lease and (iii) fire and casualty damage subject to and in accordance with Article 9 of the Lease. In that regard, except as otherwise expressly provided to the contrary in the Lease, Landlord shall have no obligation to do any work or perform any services with respect to the Additional Space and/or the Expansion Space or grant Tenant any construction allowance.

     3. EXTENSION OF ADDITIONAL SPACE AND EXPANSION SPACE TERMS. Pursuant to the First Amendment, Tenant leased the 10,363 rentable square foot Additional Space on the fifth (5th) floor of the Building for a period (defined as the "Additional Space Term" in Paragraph 2. of the First Amendment) commencing on September 8, 1994 and ending on September 30, 1999 (defined as the "Additional Space Termination Date"). Pursuant to Paragraph 4. of the Second Amendment, the Additional Space Termination Date of the Additional Space Term was changed from September 30, 1999 to May 31, 2000. Notwithstanding anything contained to the contrary in Paragraph 4.


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of the Second Amendment, the Additional Space Termination Date shall be, and the
Additional Space Term shall end on, December 31, 2001. Similarly, the last day of the term for the Expansion Space, measuring 17,862 rentable square feet, shall also be December 31, 2001.

     4. SURRENDER OF ADDITIONAL SPACE AND EXPANSION SPACE. Tenant shall deliver both the Additional Space and the Expansion Space to Landlord by December 31, 2001 in the same physical condition and state of repair that would apply to them as if December 31, 2001 were the Termination Date. December 31, 2001 is hereinafter referred to as the "Scheduled Surrender Date". The earliest date after the Scheduled Surrender Date by when Tenant has delivered to Landlord both the Additional Space and the Expansion Space in the physical condition and state of repair as required hereunder is hereinafter called the "Actual Surrender Date". If the Actual Surrender Date fails to occur by the Scheduled Surrender Date, then, Tenant shall be deemed a holdover tenant at sufferance for both the Additional Space and the Expansion Space and Tenant shall be liable to Landlord under Article 55 of the Lease as if the Scheduled Surrender Date were the Termination Date. As of the Actual Surrender Date, Exhibit A to the Lease shall be deemed to have excluded therefrom both the Additional Space and the Expansion Space. Nothing in this Third Amendment of Lease shall be deemed to constitute a release or discharge of Tenant with respect to any outstanding and unsatisfied obligation or liability, whether unbilled or calculated, accrued or incurred under the Lease, such as, but not limited to, Minimum Rent, Adjusted Minimum Rent, additional rent and other charges payable by Tenant in connection with the Additional Space and/or the Expansion Space, up to and including the Actual Surrender Date.


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     5. MINIMUM RENT. The Lease is hereby amended to provide that the Minimum
Rent, on an annual basis shall be:

     (i) TWO MILLION THREE HUNDRED SIXTY TWO THOUSAND ONE HUNDRED FIFTY SEVEN AND 50/100 DOLLARS ($2,362,157.50) for the period commencing on June 1, 2000 and ending on December 31, 2001, payable in advance on the first day of each calendar month in equal monthly installments of ONE HUNDRED NINETY SIX THOUSAND EIGHT HUNDRED FORTY SIX AND 46/100 DOLLARS ($196,846.46); and

     (ii) ONE MILLION SIX HUNDRED NINETY EIGHT THOUSAND EIGHT HUNDRED SEVENTY AND 00/100 DOLLARS ($1,698,870.00) for the period commencing on January 1, 2002 and ending on the Termination Date of May 31, 2002, payable in advance on the first day of each calendar month in equal monthly installments of ONE HUNDRED FORTY ONE THOUSAND FIVE HUNDRED SEVENTY TWO AND 50/100 DOLLARS ($141,572.50).

     6. SIZE OF DEMISED PREMISES. Section 36.2 of the Lease shall be amended as of the date hereof to provide that (A) for the period beginning on the Expansion Space Commencement Date until the day prior to the Actual Surrender Date, (i) the Demised Premises shall be deemed to contain a floor area of 84,854 rentable square feet and (ii) the Occupancy Percentage shall be 30.5% and (B) for the period beginning on the Actual Surrender Date until the Termination Date of May 31, 2002, (i) the Demised Premises shall be deemed to contain a floor area of 56,629 rentable square feet and (ii) the Occupancy Percentage shall be 20.3%.

     7. BROKERAGE. Tenant represents that it has had no dealings or communications with any real estate broker or agent in connection with this Third Amendment of Lease, except Gale & Wentworth Real Estate Advisors, LLC. Tenant agrees to defend indemnify and hold Landlord, its affiliates and/or subsidiaries and the partners, directors, officers of Landlord and its affiliates and/or subsidiaries harmless from and against any and all costs, expenses or liability (including attorney's fees, court costs and disbursements) for any commission or other

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compensation claimed by any broker or agent in connection with this Third
Amendment of Lease, except Gale & Wentworth Real Estate Advisors, LLC.

     8. CORPORATE AUTHORITY. Tenant represents that the undersigned officer of the Tenant corporation has been duly authorized on behalf of the Tenant corporation to enter into this Third Amendment of Lease in accordance with the terms, covenants and conditions set forth herein, and, upon Landlord's request, Tenant shall deliver an appropriate certification by the Secretary of the Tenant corporation to the foregoing effect.

     9. LEASE RATIFICATION. Except as expressly amended by this Third Amendment of Lease, the Second Amendment and the First Amendment, the Lease, and all terms, covenants and conditions thereof, shall remain in full force and effect and is hereby in all respects ratified and confirmed.

     10. NO ORAL CHANGES. This Third Amendment of Lease may not be changed orally, but only by a writing signed by both Landlord and Tenant.

     11. NO DEFAULT. Tenant confirms that (i) Landlord has complied with all of its obligations contained in the Lease and (ii) no event has occurred and no condition exists which, with the passage of time or the giving of notice, or both, would constitute a default by Landlord under the Lease.

     12. NON-BINDING DRAFT. The mailing or delivery of this document by Landlord or its agent to Tenant, its agent or attorney shall not be deemed an offer by the Landlord on the terms set forth in such document or draft, and such document or draft may be withdrawn or modified by Landlord or its agent at any time and for any reason. The purpose of this section is to place Tenant on notice that this document or draft shall not be effective, nor shall Tenant have any rights with respect hereto, unless and until


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Landlord shall execute and accept this document. No representations or promises shall be binding on the parties hereto except those representations and promises contained in a fully executed copy of this document or in some future writing signed by Landlord and Tenant.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment of Lease to be executed on the day and year first written above.

Signed and delivered

                                       LANDLORD:

                                       MEADOWLANDS ASSOCIATES
                                       By: ARC Meadowlands Associates,
WITNESSED BY:                              General Partner
                                           By: ARC Meadowlands, Inc.,
                                               General Partner

                                               By:
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                                                   Michael Futterman
Name:                                              President
     --------------------------
           (please print)


ATTESTED BY:                           AGENT FOR LANDLORD:

                                       PW/MS MANAGEMENT CO., INC.
                                       By: Gale & Wentworth Real Estate
                                           Advisors, LLC

                                           By:
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Marc Leonard Ripp, Esq.                         Robert R. Martie
Corporate Secretary                             Senior Vice President

APPLY CORPORATE SEAL HERE

ATTESTED BY:                           TENANT:

                                       MOVADO GROUP, INC.

                                       By: /s/ Richard A. Buonocore
-------------------------------           --------------------------------------

Name:                                      Name: Richard A. Buonocore
     --------------------------                 --------------------------------
          (please print)                                (please print)

Title: Corporate Secretary                 Title: Senior Vice President--
                                                  Administration
                                                 -------------------------------
                                                        (please print)

APPLY CORPORATE SEAL HERE


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